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                                                                      EXHIBIT 11

                               SAFETY 1ST, INC.
                     PRIMARY NET (LOSS) INCOME PER SHARE
                AND FULLY DILUTED NET (LOSS) INCOME PER SHARE


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

                                                           Year Ended
                                                           December 31
                                                           -----------

                                                       1996            1995
                                                       ----            ----
PRIMARY NET (LOSS) INCOME PER SHARE

  Net (loss) income available for common
  shares and common stock equivalent shares
  deemed to have dilutive effect                  $(44,849,212)    $3,199,545
                                                  ============     ==========
  Primary net income per share                          $(6.27)          $.44
                                                  ============     ==========
SHARES USED IN COMPUTATION

  Weighted average common shares outstanding         7,157,078      7,132,010
  Common stock equivalents - stock options                   -        118,272
                                                  ------------     ----------
  Total common shares and common stock
  equivalent shares deemed to have a
  dilutive effect                                    7,157,078      7,250,282
                                                  ============     ==========
FULLY DILUTED NET (LOSS) INCOME PER SHARE

  Net (loss) income available for common
  shares and common stock equivalent
  shares deemed to have a dilutive effect         $(44,849,212)    $3,199,545
                                                  ============     ==========
  Fully diluted net income per
  share                                                 $(6.27)          $.44
                                                  ============     ==========
SHARES USED IN COMPUTATION

  Total common shares and common stock
  equivalent shares deemed to have a dilutive
  effect                                             7,157,078      7,250,282

  Additional potentially dilutive securities                 -              -
                                                  ------------     ----------
Total                                                7,157,078      7,250,282
                                                  ============     ==========


Note: In 1995, the net income per share computation presented in the statement of operations does not reflect common stock equivalents, as the dilutive effect is less than 3%.

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